UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        February 4, 2008

Dice Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33584	20-3179218
(Commission File Number)	(I.R.S. Employer Identification No.)
3 Park Avenue New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 725-6550
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 4, 2008, Dice Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Second Amended and Restated Shareholders Agreement, dated as of July 23, 2007 (the “Shareholders Agreement”), among the Company and the eFG Shareholders named therein (the “eFG Shareholders”) to remove certain transfer restrictions. Under the Shareholders Agreement, an eFG Shareholder was restricted from transferring (i) any shares of the Company’s common stock prior to January 17, 2008, (ii) more than 25% of its ownership of common stock immediately after the Company’s initial public offering prior to July 17, 2008, (iii) more than 50% of its ownership of common stock immediately after the Company’s initial public offering prior to January 17, 2009 and (iv) and more than 75% of its ownership of common stock immediately after the Company’s initial public offering prior to July 17, 2009. The Amendment provides that notwithstanding the limitations on transferring Company securities set forth in the Shareholders Agreement, an eFG Shareholder may sell in excess of such limits if such transfers are effected through public sales that are made by or through a broker or brokers designated by the Company. The Amendment is effective as of February 11, 2008.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS
Date: February 4, 2008	By:	/s/ Michael P. Durney
Name: Michael P. Durney Title: Senior Vice President, Finance and Chief Financial Officer